UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 22, 2012

Date of Report (Date of earliest event reported)

GALECTIN THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

NEVADA	001-31791	04-3562325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE

NEWTON, MASSACHUSETTS 02459

(Address of principal executive offices) (Zip Code)

(617) 559-0033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is set forth under Item 8.01 below and is hereby incorporated by reference in response to this Item.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information required by this Item 3.01 is set forth under Item 8.01 below and is hereby incorporated by reference in response to this Item.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 1, 2012, Galectin Therapeutics Inc. (the “Company”) filed a Certificate of Change with the Secretary of State of Nevada pursuant to which the Company effected a one-for-six (1:6) reverse stock split (the “Reverse Stock Split”) of its authorized and issued and outstanding common voting shares, par value $0.001 per share (the “Common Stock”), effective as 4:01 PM (EDT) on March 22, 2012. A copy of the Certificate of Change is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events

Offering of Units

On March 22, 2012, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp., as representative of the underwriters (the “Underwriters”), relating to the offer and sale of 1,159,445 units (the “Units”) of the Company, each unit consisting of two shares of Common Stock and one warrant (the “Warrants”) to purchase one share of Common Stock. Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 45-day option to purchase up to an additional 173,916 units to cover over-allotments, if any.

The public offering price for each Unit is $9.00. The Units may not be separated into the underlying shares of Common Stock and Warrants until the earlier of (1) the exercise in full of the Underwriters’ over-allotment option or (2) forty-five (45) days from the date of the final prospectus supplement related to the offering; and thereafter, the Units may be separable only upon the request of a holder. Each Warrant will have an initial exercise price of $5.63 per share, will be exercisable upon separation of the Units and will expire on March 28, 2017.

The Company will issue the Warrants pursuant to the Warrant Agreement, to be dated as of the closing date of the offering (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Co., as warrant agent.

The offering is expected to close on or about March 28, 2012, subject to customary closing conditions.

In connection with the filing of the Underwriting Agreement, the Company is filing the opinion of its Nevada counsel as Exhibit 5.1 hereto.

The foregoing description of the terms of the Underwriting Agreement, the Warrant Agreement, the Warrants and the Units do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Underwriting Agreement, the form of Warrant Agreement and the form of Warrant, which are filed herewith as Exhibits 1.1, 4.1 and 4.2, respectively, and are incorporated herein by reference.

NASDAQ Capital Market Listing and Reverse Stock Split

Effective as of March 23, 2012 (the “Effective Date”), and in connection with the Company’s pricing of its offering of Units, the Company’s Reverse Stock Split will be effective for all trading of the Company’s Common Stock. In addition, as of the Effective Date, the Company’s Common Stock will (1) cease trading on the OTC Bulletin Board and (2) commence trading on The NASDAQ Capital Market under the symbol “GALT.”

As of the Effective Date, the Units will commence trading on The NASDAQ Capital Market under the symbol “GALTU.” Upon separation of the Units as described above, the Warrants will commence trading on The NASDAQ Capital Market under the symbol “GALTW.”

In connection with the Reverse Stock Split, the applicable conversion prices of the Company’s outstanding convertible preferred stock and the applicable exercise prices of the Company’s outstanding warrants to purchase shares of Common Stock were adjusted pursuant to the respective terms thereof. In addition, the Compensation Committee of the Company’s Board of Directors will make appropriate adjustments to all of the Company’s stock incentive plans and outstanding stock options issued thereunder in order to reflect the Reverse Stock Split.

Press Release

On March 22, 2012, the Company issued a press release announcing the pricing of the offering of Units, the listing on The NASDAQ Capital Market and the effectiveness of the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 22, 2012, by and between Galectin Therapeutics Inc. and Aegis Capital Corp., as representative of the several underwriters named therein

3.1	Certificate of Change of Galectin Therapeutics Inc., filed with the Secretary of State of Nevada on March 1, 2012 and effective as of March 22, 2012

4.1	Form of Warrant Agreement by and between the Company and Continental Stock Transfer & Trust Co., as warrant agent

4.2	Form of Warrant (incorporated by reference to Exhibit A to Exhibit 4.1)

5.1	Opinion of Lewis and Roca LLP

23.1	Consent of Lewis and Roca LLP (included as part of Exhibit 5.1)

99.1	Press Release of Galectin Therapeutics Inc., dated March 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALECTIN THERAPEUTICS INC.

By:	/s/ Peter G. Traber
Peter G. Traber, M.D. President, Chief Executive Officer & Chief Medical Officer

Date: March 23, 2012